Exhibit 99.1

Anworth Declares a $0.22 Per Share Fourth Quarter 2010 Common Dividend

SANTA MONICA, Calif.--(BUSINESS WIRE)--December 17, 2010--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its board of directors declared, on December 16, 2010, a quarterly common stock dividend of $0.22 per share for the fourth quarter of 2010. The common stock dividend is payable on January 27, 2011 to common stockholders of record as of the close of business on December 28, 2010.

Anworth distributes dividends based on its current estimate of annual taxable earnings per common share as opposed to GAAP earnings per common share. In 2010, we expect that taxable earnings will exceed GAAP earnings due to the non-deductibility of components of discretionary and incentive executive compensation.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, certain Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com